INVESTMENT ADVISORY AGREEMENT


               INVESTMENT ADVISORY AGREEMENT (the "Agreement"), dated as of____ __, 2000 by and between Excelsior Venture Partners III, LLC, a Delaware limited liability company (the "Company") and U.S. Trust Company, a Connecticut state chartered bank and trust company (the "Investment Adviser").

                            W I T N E S S E T H

               WHEREAS, the Company has been organized as a Delaware limited liability company to engage in the business of a closed-end management investment company, and has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended; and

               WHEREAS, the Company seeks to retain U.S. Trust Company to provide certain investment advisory and administrative services; and

               WHEREAS, U.S. Trust Company is willing to furnish such investment advisory and administrative services to the Company on the terms and conditions hereinafter set forth.

               NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, the Company and U.S. Trust Company hereby agree as follows:

               1. Definitions. As used in this Agreement, the following terms have the meanings set forth below:

                      (a) "Board of Managers" means the board of managers of the Company;

                      (b) "Company" means Excelsior Venture Partners III,
LLC;

                      (c) "Disabling Conduct" means, on the part of the Investment Adviser, any willful misfeasance, bad faith, or gross negligence in the performance of its duties owed to the Company, or reckless disregard of its obligations and duties owed to the Company;

                      (d) "Disinterested Manager" has the meaning set forth in Section 12 hereof;

                      (e) "Exchange Act" means the Securities Exchange Act of 1934, as amended;

                      (f) "Indemnified Person" has the meaning set forth in
Section 12 hereof;

                      (g) "Investment Adviser" means U.S. Trust Company;

                      (h) "Investment Sub-Adviser" means United States Trust Company of New York;

                      (i) "Investment Company Act" means the Investment Company Act of 1940, as amended;

                      (j) "Manager" means any member of the Board of Managers;

                      (k) "Operating Agreement" means the Limited Liability Company Operating Agreement of the Company;

                      (l) "Registration Statement" means the Registration Statement of the Company under the Securities Act (File No. 333-30986);

                      (m) "Securities Act" means the Securities Act of 1933, as amended;

                      (n) "Unit" has the meaning set forth in the Operating Agreement.

               2. Appointment. The Company hereby appoints U.S. Trust Company to act as the investment adviser to the Company for the period and on the terms set forth in this Agreement. U.S. Trust Company accepts such appointment and agrees to be responsible for finding, evaluating, structuring and monitoring the Company's investments and assisting in the administration of the Company's affairs, for the compensation provided by this Agreement.

               The Investment Adviser may, in its discretion, provide such services through its own employees or the employees of one or more affiliated companies that are qualified to act as investment adviser to the Company under applicable law and are under the common control of U.S. Trust Corporation provided: (i) that all persons, when providing services hereunder, are functioning as part of an organized group of persons; (ii) the use of an affiliate's employees does not result in a change of actual control or management of the investment adviser; and (iii) the use of an affiliate's employees has been approved by the Board of Managers of the Company. The Investment Adviser is expressly authorized to enter into an Investment Sub-Advisory agreement with the Investment Sub-Adviser in substantially the form attached hereto as Appendix A.

               3. Duties of the Investment Adviser. Subject to the direction and control of the Board of Managers, the Investment Adviser shall:

                      (a) prepare (or otherwise obtain) and evaluate on both a macroeconomic and microeconomic level any pertinent research; statistical, financial and economic data; and other information necessary or appropriate for the performance of its duties under this Agreement;

                      (b) identify, evaluate, structure, monitor and dispose of the Company's investments;

                      (c) make available and, if requested by entities in which the Company has invested or is proposing to invest, render managerial assistance to, and exercise management rights in, such entities;

                      (d) determine the securities to be purchased by the Company, and continuously monitor such securities and the issuers thereof to determine whether and when to sell, exchange or take any other action concerning such securities including the making of follow-on investments in portfolio companies when appropriate;

                      (e) determine whether and how to exercise warrants, voting rights or other rights with respect to the Company's portfolio securities;

                      (f) select broker-dealers to carry out the Company's securities transactions, including broker-dealers who are affiliated with the Investment Adviser or the Company;

                      (g) provide valuations with respect to the securities held by the Company consistent with the Company's valuation policies and procedures as in effect from time to time;

                      (h) provide, at its expense, office space, equipment, facilities and supplies and clerical services necessary for the operation of the Company;

                      (i) keep and maintain certain of the books and records of the Company;

                      (j) assist in the administration of members' accounts and in communications and correspondence with members;

                      (k) prepare or assist in the preparation of accounting, management and other reports;

                      (l) conduct relations with distributors, custodians, depositories, transfer agents, accountants, attorneys, any selling agent, any escrow agent, insurers, banks and such other persons in any such other capacity deemed necessary or desirable for the operation of the Company;

                      (m) render regular reports to the Company's officers and the Board of Managers concerning the investment performance of the Company, the Investment Adviser's discharge of its responsibilities under this Agreement and any other subject as the Company's officers or the Board of Managers reasonably may request; and

                      (n) assist the Company's officers in connection with the operation of the Company and perform any further acts that may be necessary to effectuate the purposes of this Agreement or that may be requested by the Company.

               4. Supervision and Compliance. The activities of the Investment Adviser shall be subject at all times to the direction and control of the Board of Managers and shall comply with: (a) the Certificate of Formation of the Company and the Operating Agreement, as such documents are amended from time to time; (b) the investment objective and policies of the Company as initially set forth in the Registration Statement as such objective and policies may be amended from time to time with advance notice to the Investment Adviser; (c) the applicable provisions of the Investment Company Act and the applicable regulations thereunder; (d) any other applicable laws or regulations; and (e) such other limitations as the Board of Managers may adopt.

               5. Delegation. In performing its duties under this Agreement and assuming the obligations set forth herein, the Investment Adviser may, at its own expense and subject to the requirements of the Investment Company Act, employ certain of its affiliates or other entities; provided that the Investment Adviser understands and agrees that it shall remain fully responsible for the performance of all the duties set forth in this Agreement and that it shall supervise the activities of each such affiliate or other entity. Any agreement between the Investment Adviser and an affiliate or other such entity shall be subject to the renewal, termination and amendment provisions applicable to this Agreement.

               6. Purchase and Sale of Securities. The Investment Adviser shall place orders for the purchase, sale or loan of securities by the Company either directly with the issuer or with any broker and/or dealer who deals in such securities.

                      (a) In placing orders with brokers and/or dealers, the Investment Adviser shall use its best efforts to obtain the most favorable execution of its orders, after taking into account all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker and/or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, the Investment Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers who provide brokerage and research services (within the meaning of Section 28(e) of the Exchange Act) to or for the benefit of the Company and/or other accounts over which the Investment Adviser exercises investment discretion. The Investment Adviser is authorized to pay a broker who provides such brokerage and research services a commission for effecting a securities transaction which is in excess of the amount of commission another broker would have charged for effecting that transaction, if the Investment Adviser determines in good faith that such commission was reasonable in relation to the value of brokerage and research services provided by such broker. This determination may be viewed in terms of either that particular transaction or of the overall responsibilities of the Investment Adviser with respect to the accounts as to which it exercises investment discretion.

                      (b) the Investment Adviser may execute transactions through itself and its affiliates on a securities exchange provided that the commissions paid by the Company are "reasonable and fair" compared to commissions received by other brokers having comparable execution capability and provided that the transactions are effected pursuant to procedures established by the Board of Managers. An affiliated broker may transmit, clear and settle transactions for the Company that are executed on a securities exchange provided that the affiliated broker arranges for unaffiliated brokers to execute the transactions.

                      (c) Notwithstanding the foregoing, the Board of Managers periodically shall review the commissions paid by the Company to determine whether those commissions were reasonable in relation to the brokerage and research services received. In addition, the Board of Managers, in its discretion, may instruct the Investment Adviser to effect all or a portion of its securities transactions with one or more brokers and/or dealers selected by the Board of Managers, if it determines that the use of such brokers and/or dealers is in the best interest of the Company.

                      (d) When the Investment Adviser deems the purchase or sale of a security to be in the best interest of the Company as well as other customers, the Investment Adviser, to the extent permitted by applicable law, may aggregate the securities to be so sold or purchased in order to obtain the best execution or lower brokerage commissions. The Investment Adviser also may purchase or sell a particular security for one or more customers in different amounts. Allocation of the securities purchased or sold in either manner, as well as the expenses incurred in the transactions, will be made by the Investment Adviser in a manner that is equitable and consistent with applicable law and regulations, any guidelines adopted by the Board of Managers and with its obligations to the Company and to such other customers. The Investment Adviser shall not be obligated to make any particular opportunity available to the Company, but shall seek to allocate investment opportunities in a manner that it believes to be equitable.

               7.  Expenses.

                      (a) The Investment Adviser shall furnish, at its own expense, all office space, office facilities, equipment and personnel necessary or appropriate to the performance of its duties under this Agreement. The Investment Adviser shall pay the salaries and fees of all officers and employees of the Company performing services related to the Investment Adviser's duties under this Agreement. The Investment Adviser also shall pay the fee payable to the Investment Sub-Adviser.

                      (b) It is understood that the Company will pay all of its expenses and liabilities, including fees and expenses of the Managers; fees and expenses of the Investment Adviser; expenses of the Investment Sub-Adviser; fees and expenses of registering the Company's Units under federal and state securities laws; interest; taxes; fees and expenses of the Company's legal counsel and independent accountants; fees and expenses of the Company's administrator, transfer agent and custodian; expenses of printing and mailing Unit certificates, reports to members, notices to members and proxy statements; reports to regulatory bodies; brokerage and other expenses in connection with the execution, recording and settlement of portfolio security transactions; expenses in connection with the acquisition and disposition of portfolio securities or the registration of privately issued portfolio securities; costs of third party evaluations or appraisals of the Company (or its assets) or its actual investments; expenses of membership in investment company and other trade associations; expenses of fidelity bonding and other insurance premiums; expenses of members' meetings; fees payable to the National Association of Securities Dealers, Inc., if any, in connection with the offering of the Company's Units; indemnification costs and expenses; fees and expenses of counsel to the members of the Board of Managers that are not interested persons of the Company (within the meaning of the Investment Company Act) and the Company's other business and operating expenses.

               8. Compensation of the Investment Adviser. In consideration of the services to be rendered by the Investment Adviser under this Agreement, the Company shall:

                      (a) pay the Investment Adviser a fee (i) from the commencement of operations through the end of the fiscal quarter in which the fifth anniversary of the closing of the first sale of Units to the public occurs (the "Anniversary Quarter"), at the annual rate of 2.0% of the average quarterly net assets of the Company, determined as of the end of each fiscal quarter and (ii) after the Anniversary Quarter, at the annual rate of 1.0% of the average quarterly net assets of the Company, determined as of the end of each fiscal quarter; with such fee payable quarterly in arrears on the last day of each fiscal quarter; and

                      (b) admit the Investment Adviser as a member of the Company with the rights of an Investment Adviser set forth in the Operating Agreement.

               9. Services to Others. The services of the Investment Adviser to the Company are not to be deemed exclusive and the Investment Adviser is free to render services to others and to engage in other activities; provided, however, that those services and activities do not adversely affect the Investment Adviser's ability to perform its obligations under this Agreement.

               10. Books, Records, and Information. The Investment Adviser shall provide the Company with all records concerning the Investment Adviser's activities that the Company is required by law to maintain. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 under the Investment Company Act which are prepared or maintained by the Investment Adviser on behalf of the Company are the property of the Company and will be surrendered promptly to the Company on request. The Company also shall comply with all reasonable requests for information by the Company's officers or Board of Managers, including information required for the Company's filings with the Securities and Exchange Commission and state securities commissions.

               11.  Limitations on Liability.

                      (a) The Investment Adviser hereby is notified expressly of the limitation of Managers' liability as set forth in the Operating Agreement and agrees that any obligation of the Company arising in connection with this Agreement shall be limited in all cases to the Company and its assets, and the Investment Adviser shall not seek satisfaction of any such obligation from any Manager of the Company.

                      (b) The Investment Adviser shall give the Company the benefit of its best judgment and efforts in rendering services under this Agreement. In the absence of Disabling Conduct, the Investment Adviser shall not be liable to the Company or to any member of the Company or any other person for any act or omission in the course of, or connected with, rendering services under this Agreement or for any losses that may be sustained in the purchase, holding or sale of any security.

               12. Indemnification. The Company will indemnify the Investment Adviser, its affiliates and each of their officers, directors, employees, members and agents (each an "Indemnified Person") against, and hold each of them harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) incurred by any of them in connection with or resulting from the actions or inactions of any Indemnified Person in connection with the performance of or under this Agreement not resulting from Disabling Conduct by the respective Indemnified Person. Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Indemnified Person was not liable by reason of Disabling Conduct; or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Indemnified Person was not liable by reason of Disabling Conduct by (a) the vote of a majority of a quorum of Managers of the Company who are not "interested persons" of the Investment Adviser ("Disinterested Managers") or (b) independent legal counsel in a written opinion. The Indemnified Person shall be entitled to advances from the Company for payment of the reasonable expenses incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under the Delaware Limited Liability Company Act. The Indemnified Person shall provide to the Company a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Company has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Indemnified Person shall provide security in form and amount acceptable to the Company for its undertaking; (b) the Company is insured against losses arising by reason of the advance; or (c) a majority of a quorum of Disinterested Managers, or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Company at the time the advance is proposed to be made, that there is reason to believe that the Indemnified Person will ultimately be found to be entitled to indemnification.

               No provision of this Agreement shall be construed to protect any Indemnified Person from liability in violation of Section 17(h) or (i) of the Investment Company Act.

               13.  Effective Date; Termination; Amendments.

                      (a) This Agreement shall be effective as of the date first above written and, unless terminated sooner as provided herein, shall continue until the second anniversary of the execution of this Agreement. Thereafter, unless terminated sooner as provided herein, this Agreement shall continue in effect for successive annual periods, provided that such continuance is specifically approved at least annually by the vote of a majority of the Board of Managers of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such continuance, and either:
(i) the vote of a majority of the outstanding voting securities of the Company; or (ii) the vote of a majority of the full Board of Managers.

                      (b) This Agreement may be terminated at any time, without the payment of any penalty, either by: (i) the Company, by action of the Board of Managers or by vote of a majority of the outstanding voting securities of the Company, on 60 days' written notice to the Investment Adviser; or (ii) the Investment Adviser, on 90 days' written notice to the Company. This Agreement shall terminate immediately in the event of its assignment.

                      (c) An affiliate of the Investment Adviser may assume the Investment Adviser's obligations under this Agreement provided that:
(i) the affiliate is qualified to act as an investment adviser to the Company under applicable law; (ii) the assumption will not result in a change of actual control or management of the Investment Adviser; and (iii) the assumption of the Investment Adviser's obligations by the affiliate is approved by the Board of Managers of the Company.

                      (d) This Agreement may be amended only if such amendment is approved, to the extent required by the Investment Company Act, by the vote of a majority of the outstanding voting securities of the Company and by vote of a majority of the Board of Managers who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment.

                      (e) As used in this Agreement, the terms
"specifically approved at least annually," "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as such terms have in the Investment Company Act and the regulations thereunder.

               14. Notices. All notices and other communications hereunder shall be in writing or by confirm in telegram, cable, telex, or facsimile sending device. Notices shall be addressed: (a) if to the Investment Adviser, to: U.S. Trust Company, 225 High Ridge Road, Stamford, Connecticut 06905 or (b) if to the Company, to: Excelsior Venture Partners III, LLC, 114 W. 47th Street, New York, New York 10036, Attn: David I. Fann.

               15. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof, to the extent that such laws are consistent with the provisions of the Investment Company Act and the regulations thereunder.

               16. Miscellaneous. The captions in this Agreement are included for the convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Should any part of this Agreement be held or made invalid by a court decision, statute, regulation, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors, to the extent permitted by law.


               IN WITNESS WHEREOF, the Company and the Investment Adviser have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, duly authorized officers, all as of the day and year first above written.

                                  EXCELSIOR VENTURE PARTNERS III, LLC


                                  By:
                                     ------------------------------------------
                                        Name:  David I. Fann
                                        Title: President and Co-Chief Executive
                                                 Officer


                                  U.S. TRUST COMPANY


                                  By: _____________________________________
                                        Name:
                                        Title:




                                                                 APPENDIX A

                     INVESTMENT SUB-ADVISORY AGREEMENT

               INVESTMENT SUB-ADVISORY AGREEMENT (the "Agreement") dated as of , 2000 by and among Excelsior Venture Partners III, LLC, a Delaware limited liability company (the "Company"), U.S. Trust Company ("UST"), a Connecticut state bank and trust company and United States Trust Company of New York ("USTNY"), a New York state- chartered bank and trust company.

               WHEREAS, the Company is a closed-end, management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended;

               WHEREAS, UST is the investment adviser to the Company;

               WHEREAS, UST desires to retain USTNY to render investment sub-advisory services to the Company, and USTNY is willing to so render such services;

               NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

               1. Definitions. As used in this Agreement, the following terms have the meanings set forth below:

                      (a) "Board of Managers" means the board of managers of the Company;

                      (b) "Company" means Excelsior Venture Partners III,
LLC;

                      (c) "Disabling Conduct" means, on the part of the investment sub-adviser, any willful misfeasance, bad faith, or gross negligence in the performance of its duties owed to the Company, or reckless disregard of its obligations and duties owed to the Company;

                      (d) "Disinterested Manager" has the meaning set forth in Section 10 hereof;

                      (e) "Exchange Act" means the Securities Exchange Act of 1934, as amended;

                      (f) "Indemnified Person" has the meaning set forth in
Section 10 hereof;

                      (g) "Investment Company Act" means the Investment Company Act of 1940, as amended;

                      (h) "Investment Advisory Agreement" means the
agreement between the Company and UST dated           , 2000

                      (i) "Manager" means any member of the Board of Managers;

                      (j) "Operating Agreement" means the Limited Liability Company Operating Agreement of the Company;

                      (k) "Registration Statement" means the Registration Statement of the Company under the Securities Act (File No. 333-30986);

                      (l) "Securities Act" means the Securities Act of 1933, as amended;

                      (m) "Unit" has the meaning set forth in the Operating Agreement.

                      (n) "UST" means U.S. Trust Company;

                      (o) "USTNY" means United States Trust Company of New
York;

               2. Appointment. UST hereby appoints USTNY to act as investment sub-adviser to the Company for the period and on the terms set forth in this Agreement. USTNY accepts such appointment and agrees to render the services herein set forth for the compensation herein provided. USTNY may, in its discretion, provide such services through its own employees or the employees of one or more affiliated companies that are qualified to act as investment sub-adviser to the Company under applicable law and are under the common control of U.S. Trust Corporation provided (i) that all persons, when providing services hereunder, are functioning as part of an organized group of persons, and (ii) the use of an affiliate's employees does not result in an assignment of this agreement under the Investment Company Act; and (iii) the use of an affiliate's employees has been approved by the Board of Managers of the Company.

               3. Delivery of Documents. UST has furnished USTNY with copies properly certified or authenticated of each of the following:

                      (a) Certificate of Formation of the Company dated February 18, 2000;

                      (b) Operating Agreement of the Company dated May 26,
2000;

                      (c) Investment Advisory Agreement between the Company and UST dated __________, 2000;

                      (d) Resolutions of the Board of Managers of the Company authorizing the appointment of UST as the investment adviser for the Company and the execution and delivery of the Investment Advisory Agreement;

                      (e) Resolutions of the Board of Managers of the Company authorizing the appointment of USTNY as the Company's investment sub-adviser and the execution and delivery of this Agreement;

                      (f) The Company's Registration Statement relating to the Company's Units including the prospectus and statement of additional information of the Company.

        UST will furnish USTNY from time to time with copies of all amendments of or supplements to the foregoing, if any.

               4. Sub-Advisory Services. Subject to the supervision of the Board of Managers of the Company and the oversight of UST, at the request of UST, USTNY will provide a continuous investment program for the Company, including investment research and management with respect to all securities and investments of the Company. At the request of UST, USTNY will determine what securities and other investments will be purchased, retained or sold by the Company. At the request of UST, USTNY will perform any or all of the other duties of UST under the Investment Advisory Agreement. USTNY will provide the services rendered by it hereunder in accordance with the Company's investment objectives and policies as stated in the Prospectus, the Company's policies and procedures and the requirements applicable to UST under the Investment Advisory Agreement. USTNY further agrees that it:

                      (a) will conform with all applicable rules and regulations of the Securities and Exchange Commission, and will in addition conduct its activities under this Agreement in accordance with applicable law, including but not limited to applicable banking law;

                      (b) will not make loans for the purpose of purchasing or carrying Company Units, or make loans to the Company;

                      (c) will place orders pursuant to its investment determinations for the Company either directly with the issuer or with any broker or dealer selected by it. In placing orders with brokers and/or dealers, USTNY shall use its best efforts to obtain the most favorable execution of its orders, after taking into account all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker and/or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, USTNY may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers who provide brokerage and research services (within the meaning of Section 28(e) of the Exchange Act) to or for the benefit of the Company and/or other accounts over which USTNY or any of its affiliates exercises investment discretion. USTNY is authorized to pay to a broker who provides such brokerage and research services a commission for effecting a securities transaction which is in excess of the amount of commission another broker would have charged for effecting that transaction if USTNY determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker. This determination may be viewed in terms of either that particular transaction or of the overall responsibilities of USTNY with respect to the accounts as to which it exercises investment discretion;

                      (d) will maintain books and records with respect to the securities and other investment transactions entered into pursuant to this Agreement and will render to UST and the Company's Board of Managers such periodic and special reports as they may request;

                      (e) will treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where USTNY may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company. Nothing contained herein, however, shall prohibit USTNY from advertising or soliciting the public generally with respect to other products or services, regardless of whether such advertisement or solicitation may include prior, present or potential shareholders of the Company.

               5. Services Not Exclusive. The investment sub-advisory services rendered by USTNY hereunder are not to be deemed exclusive, and USTNY shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

               6. Books and Records. USTNY shall provide the Company with all records concerning USTNY's activities that the Company is required by law to maintain. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 under the Investment Company Act which are prepared or maintained by USTNY on behalf of the Company are the property of the Company and will be surrendered promptly to the Company on request. The Company also shall comply with all reasonable requests for information by the Company's officers or Board of Managers, including information required for the Company's filings with the Securities and Exchange Commission and state securities commissions.

               7. Expenses.

                      (a) USTNY shall furnish, at its own expense, all office space, office facilities, equipment and personnel necessary or appropriate to the performance of its duties under this Agreement. USTNY shall pay the salaries and fees of all officers and employees of the Company performing services related to USTNY's duties under this Agreement.

                      (b) It is understood that the Company will pay all of its expenses and liabilities, including all of such fees and expenses as set forth in the Investment Advisory Agreement.

               8. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, UST will pay USTNY a fee or fees as may be agreed to in writing by UST and USTNY.

               9. Limitation of Liability of the Investment Sub-Adviser.

                      (a) USTNY hereby is notified expressly of the limitation of Managers' liability as set forth in the Operating Agreement and agrees that any obligation of the Company arising in connection with this Agreement shall be limited in all cases to the Company and its assets, and USTNY shall not seek satisfaction of any such obligation from any Manager of the Company.

                      (b) USTNY shall give the Company the benefit of its best judgment and efforts in rendering services under this Agreement. In the absence of Disabling Conduct, USTNY shall not be liable to the Company or to any member of the Company or any other person for any act or omission in the course of, or connected with, rendering services under this Agreement or for any losses that may be sustained in the purchase, holding or sale of any security.

               10. Indemnification. The Company will indemnify USTNY, its affiliates and each of their officers, directors, employees, members and agents (each an "Indemnified Person") against, and hold each of them harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) incurred by any of them in connection with or resulting from the actions or inactions of any Indemnified Person in connection with the performance of or under this Agreement not resulting from Disabling Conduct by the respective Indemnified Person. Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Indemnified Person was not liable by reason of Disabling Conduct; or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Indemnified Person was not liable by reason of Disabling Conduct by (a) the vote of a majority of a quorum of Managers of the Company who are not "interested persons" of USTNY ("Disinterested Managers") or (b) independent legal counsel in a written opinion. The Indemnified Person shall be entitled to advances from the Company for payment of the reasonable expenses incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under the Delaware Limited Liability Company Act. The Indemnified Person shall provide to the Company a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Company has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Indemnified Person shall provide security in form and amount acceptable to the Company for its undertaking; (b) the Company is insured against losses arising by reason of the advance; or (c) a majority of a quorum of Disinterested Managers, or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Company at the time the advance is proposed to be made, that there is reason to believe that the Indemnified Person will ultimately be found to be entitled to indemnification.

               No provision of this Agreement shall be construed to protect any Indemnified Person from liability in violation of Section 17(h) or (i) of the Investment Company Act.

               11.  Effective Date; Termination; Amendments.

                      (a) This Agreement shall be effective as of the date first above written and, unless terminated sooner as provided herein, shall continue until the second anniversary of the execution of this Agreement. Thereafter, unless terminated sooner as provided herein, this Agreement shall continue in effect for successive annual periods, provided that such continuance is specifically approved at least annually by the vote of a majority of the Board of Managers of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such continuance, and either:
(i) the vote of a majority of the outstanding voting securities of the Company; or (ii) the vote of a majority of the full Board of Managers.

                      (b) This Agreement may be terminated at any time, without the payment of any penalty, either by: (i) the Company, by action of the Board of Managers or by vote of a majority of the outstanding voting securities of the Company, on 60 days' written notice to USTNY; or (ii) USTNY, on 90 days' written notice to the Company. This Agreement shall terminate immediately in the event of its assignment.

                      (c) An affiliate of USTNY may assume USTNY's obligations under this Agreement provided that: (i) the affiliate is qualified to act as an investment sub-adviser to the Company under applicable law; (ii) the assumption will not result in a change of actual control or management of USTNY; and (iii) the assumption of USTNY's obligations by the affiliate is approved by the Board of Managers of the Company.

                      (d) This Agreement may be amended only if such amendment is approved, to the extent required by the Investment Company Act, by the vote of a majority of the outstanding voting securities of the Company and by vote of a majority of the Board of Managers who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment.

                      (e) As used in this Agreement, the terms
"specifically approved at least annually," "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as such terms have in the Investment Company Act and the regulations thereunder.

               12. Notices. All notices and other communications hereunder shall be in writing or by confirm in telegram, cable, telex, or facsimile sending device. Notices shall be addressed: (a) if to USTNY, to: United States Trust Company of New York, 114 W. 47th Street, New York, New York 10036; (b) if to UST, to: U.S. Trust Company, 225 High Ridge Road, Stamford, Connecticut 06905; or (c) if to the Company, to: Excelsior Venture Partners III, LLC, 114 W. 47th Street, New York, New York 10036,
Attn: David I. Fann.

               13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof, to the extent that such laws are consistent with the provisions of the Investment Company Act and the regulations thereunder.

               14. Miscellaneous. The captions in this Agreement are included for the convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Should any part of this Agreement be held or made invalid by a court decision, statute, regulation, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors, to the extent permitted by law.


        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                    U.S. TRUST COMPANY



                                    By: ____________________________________
                                        Name:
                                        Title:

                                    UNITED STATES TRUST COMPANY
                                    OF NEW YORK



                                    By: ___________________________________
                                        Name:
                                        Title:


                                    EXCELSIOR VENTURE PARTNERS III, LLC



                                   By: ____________________________________
                                       Name:
                                       Title: